                                                                  Exhibit 1.1

                                   [ ] SHARES

                            ORMAT TECHNOLOGIES, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

[______], 2004

LEHMAN BROTHERS INC.

As Representative of the
several underwriters named in Schedule 1 hereto
c/o LEHMAN BROTHERS INC.
745 Seventh Avenue
New York, NY  10019

Ladies and Gentlemen:

         Ormat Technologies, Inc., a Delaware corporation (the "COMPANY"), proposes to sell [ ] shares (the "FIRM STOCK") of the Company's Common Stock, par value $[ ] per share (the "COMMON STOCK"). In addition, the Company proposes to grant to the Underwriters named in Schedule 1 hereto (the "UNDERWRITERS") an option to purchase up to an additional [ ] shares of the Common Stock on the terms and for the purposes set forth in Section 3 (the "OPTION STOCK"). The Firm
Stock and the Option Stock, if purchased, are hereinafter collectively called the "STOCK." This is to confirm the agreement concerning the purchase of the
Stock from the Company by the Underwriters.

SECTION 1. Representations, Warranties and Agreements of the Company. The
Company represents, warrants and agrees that:

         (a) A registration statement on Form S-1 with respect to the Stock has
(i) been prepared by the Company in conformity with the requirements of the
Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations (the "RULES AND REGULATIONS") of the United States Securities and
Exchange Commission (the "COMMISSION") thereunder, (ii) been filed with the
Commission under the Securities Act and (iii) become effective under the
Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you as the representative (the
"REPRESENTATIVE") of the Underwriters. As used in this Agreement, "EFFECTIVE
TIME" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "EFFECTIVE DATE" means the date of the Effective Time;
"PRELIMINARY PROSPECTUS" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the
Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representative pursuant to Rule 424(a) of the Rules and
Regulations; "REGISTRATION STATEMENT" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the
Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and
"PROSPECTUS" means the prospectus in the form first used to confirm sales of
Stock. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the
Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule
462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or suspending the effectiveness of the Registration Statement, and no proceedings for such purpose has been instituted or threatened by the Commission.

         (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the
Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities
Act and the Rules and Regulations and the Registration Statement and any
amendments thereto do not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any amendment or supplement thereto will not, as of the applicable filing date and each Delivery Date (as defined in Section 5 below) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the
Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein; and the statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources which the Company believes to be reliable and accurate.

         (c) The Company and each of its subsidiaries (as defined in Section 15)
have been duly incorporated or formed, as applicable, and are validly existing as corporations, limited liability companies or partnerships, as applicable, in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations, limited liability companies or partnerships, as applicable, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a material adverse effect on the general affairs, management, business, prospects, financial condition, revenues or expenses, properties, stockholders' equity or results of operations of the
Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT"), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and none of the subsidiaries of the Company other than those listed on Schedule 2 hereto is a "significant subsidiary", as such term is defined in Rule 405 of the Rules and
Regulations.

         (d) The Company has an authorized capitalization as set forth in the
Prospectus. All of the issued shares of capital stock of the Company have been duly and validly authorized and

issued, were issued in compliance with federal and state securities laws. All of the Company's options, warrants and other rights to purchase or exchange any securities for shares of the Company's capital stock have been duly and validly authorized and issued, were issued in compliance with federal and state securities laws, and conform to the description thereof contained in the
Prospectus. All of the issued shares of capital stock, limited liability company interests or partnership interests, as applicable, of each subsidiary of the
Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than as set forth in the Prospectus. The Company has not, at any time, granted any preemptive rights, resale rights, rights of first refusal or similar rights with respect to its capital stock.

         (e) The shares of the Stock to be issued and sold by the Company to the
Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; and the Stock will conform to the description of the material terms thereof contained in the Prospectus under the caption "Description of
Capital Stock". Upon payment for and delivery of the Stock to be sold by the
Company pursuant to this Agreement, the Underwriters will acquire good and valid title to such Stock, in each case free and clear of all liens, encumbrances, equities, preemptive rights, subscription rights, other rights to purchase, voting or transfer restrictions and other claims.

         (f) This Agreement has been duly authorized, executed and delivered by the Company.

         (g) The execution, delivery and performance of this Agreement by the
Company and the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of Stock as described under "Use of
Proceeds" in the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Stock under the
Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act of 1934, as amended
(the "EXCHANGE ACT"), the applicable state securities laws or by the New York
Stock Exchange, Inc., if any, in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

         (h) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require

the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the
Securities Act. The holders of outstanding shares of the Company's capital stock are not entitled to preemptive rights, co-sale rights, rights of first refusal or other rights to subscribe for or purchase any shares of the Stock and there are no contracts, agreements or understandings between the Company and any person granting such person such preemptive rights, co-sale rights, rights of first refusal or other rights to subscribe for or purchase the Stock. Except for the options to purchase from the Company [_] shares of Common Stock, in the aggregate, granted to directors, officers and employees of the Company under the
Company's Ormat Technologies, Inc. 2004 Incentive Compensation Plan (the "2004
PLAN"), there are no options, warrants or other rights to purchase from the
Company, agreements or other obligations of the Company to issue, or right to convert any obligations of the Company into or exchange any securities of the
Company for shares of Capital Stock of or ownership interests in the Company.

         (i) The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act other than (A) shares issued to Ormat Industries Ltd. (the "PARENT") in exchange for outstanding shares held by the Parent in connection with the recapitalization of the Company and the repayment of a portion of an outstanding intercompany loan between the Parent and the Company, each as of June 29, 2004
(collectively, the "RECAPITALIZATION") and (B) shares underlying options issued pursant to the 2004 Plan.

         (j) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the
Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, other than the Recapitalization, there has not been any change in the capital stock, limited liability company interests or partnership interests, as applicable, or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development reasonably likely to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus.

         (k) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The pro forma financial information included in the Registration
Statement and Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and includes all adjustments necessary to present fairly the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified. There are no material off-balance sheet arrangements (as defined in
Regulation S-K Item 303(a)(4)(ii)) that are reasonably likely to have a current or future material effect on the Company's financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

         (l) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the letters referred to in Section 7(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.
Except as described in the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, since May 6, 2003,
PricewaterhouseCoopers LLP has, to the best of the Company's knowledge, not engaged in any "prohibited activities" (as defined in Section 10A of the
Exchange Act) on behalf of the Company.

         (m) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the
Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries (including, without limitation, all geothermal resources held under lease) are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case, except as described in or contemplated by the
Prospectus.

         (n) The leases (including, without limitation, all geothermal resources leases), easements, licenses, rights of way and other rights possessed by the
Company and its subsidiaries provide the Company and its subsidiaries with all rights and property interests required to enable them to obtain, in all material respects, all services, materials (including, without limitation, geothermal resources) or rights (including, without limitation, access rights and rights to extract and develop such geothermal resources that may exist in the properties covered by such geothermal resources leases) required for the operation and maintenance of their operating projects, as contemplated by the Prospectus.

         (o) Each of the power purchase agreements, transmission agreements, interconnection agreements, financing documents, leases and other agreements referred to in the Prospectus is a valid and binding agreement, enforceable against each party thereto in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and, except as described in the Prospectus, the Company and any subsidiary of the Company are not in any material default, and have no knowledge of any material default of any of the counterparties thereto, under any such power purchase agreement, transmission agreement, interconnection agreement, financing document, lease or other agreement referred to in the Prospectus.

         (p) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective

businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

         (q) The Company conducts no business other than as described in the
Prospectus (other than non-material business activities which, in the aggregate, do not represent an investment expense in excess of $2 million).

         (r) The Company and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, service names, trade names, trademark registrations, service mark registrations, copyrights, inventions, trade secrets, licenses and other intellectual property necessary for the conduct of their respective businesses (collectively, the
"INTELLECTUAL PROPERTY") and are not aware of any rights of third parties to any such Intellectual Property. The Company and each of its subsidiaries have no reason to believe that the conduct of their respective businesses conflict, infringe or misappropriate, or will conflict with, infringe or misappropriate, the intellectual property rights of others, and have not received any notice of any claim of conflict with, infringement or misappropriation of, the intellectual property rights of others. There is no pending or, to the Company's best knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of such Intellectual Property (and the Company and its subsidiaries are not aware of any facts which would form a reasonable basis for such claim). To the Company's and each of its subsidiaries' best knowledge: (a) there is no infringement by third parties of any such
Intellectual Property and (b) there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual
Property or that interferes with the issued or pending claims of any such
Intellectual Property. There is no prior art of which the Company or its subsidiaries is aware that may render any U.S. patent held by the Company or its subsidiaries invalid or any U.S. patent application held by the Company or its subsidiaries unpatentable, which has not been disclosed to the U.S. Patent and
Trademark Office.

         (s) There are no legal or governmental proceedings pending to which the
Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best of the Company's knowledge no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (t) Except as disclosed in the Prospectus, the Company and each of its subsidiaries possess adequate certificates, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business described in the Prospectus, except for such certificates, authorizations or permits that the failure to so possess would not, individually or in the aggregate, have a Material Adverse Effect and except for those not yet required to be obtained by the Company, which the Company intends to obtain in due course. The Company, and each of its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that would, individually or in the aggregate, have a Material Adverse Effect.

         (u) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the

Registration Statement. Each contract, agreement or arrangement to which the
Company or any of its subsidiaries is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, has been duly and validly authorized, executed and delivered by the
Company or any of its subsidiaries, as the case may be; neither the Company nor any of its subsidiaries knows of any present condition or fact which would prevent compliance by the Company or any of its subsidiaries or any other party thereto with the terms of any such contract, agreement or arrangement in accordance with its terms; except as described in the Prospectus, neither the
Company nor any of its subsidiaries has any present intention to exercise any right that it may have to cancel any such contract, agreement or arrangement or otherwise to terminate its rights and obligations thereunder other than in the ordinary course of business, and neither the Company nor any of its subsidiaries has any knowledge that any other party to any such contract, agreement or arrangement has any current intention not to render full performance as contemplated by the terms thereof.

         (v) Except as described in the Prospectus, no relationships (including without limitation any loans or advances), direct or indirect, exists, nor has any transaction been entered into since January 1, 2001, between or among the
Company and its subsidiaries on the one hand, and the directors, officers, shareholders of the Company or any subsidiary on the other hand. Since July 30,
2002, the Company has not, directly or indirectly, including through any subsidiary, extended or maintained credit, or arranged for the extension of credit, or renewed or amended any extension of credit, in the form of a personal loan to or for any of its directors or executive officers.

         (w) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which could reasonably be expected to have a Material Adverse Effect.

         (x) Each of the Company's operating projects in the United States, other than PUNA, is a "qualifying small power production facility" within the meaning of Section 3(17)(C) of the Federal Power Act, as amended ("FPA") and a
"qualifying facility" within the meaning of 18 C.F.R. ss.292.101(b)(1) that is eligible for the regulatory exemptions from the FPA, certain state laws and regulations, and the Public Utility Company Holding Act of 1935, as amended
("PUHCA") set forth in 18 C.F.R. Section 292, Subpart F.

         (y) PUNA is an "eligible facility" owned by an "exempt wholesale generator" as such terms are defined in Section 32(a) of PUHCA. As such, none of the Company or its subsidiaries are considered to be an "electric utility company" as defined in Section 2(a)(3) of PUHCA.

         (z) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "REPORTABLE EVENT" (as defined in Section 4043 of
ERISA) has occurred with respect to any "PENSION PLAN" subject to Title IV of
ERISA (a "Title IV Plan") (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any Title IV Plan or (ii) Sections 412 or 4971 of the Internal
Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan"

for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

         (aa) The Company has filed all tax returns required to be filed through the date hereof (other than any tax returns not so required to be filed through the date hereof as a result of the existence of waiver or extension granted in connection with any such tax returns) and has paid all taxes shown to be due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a Material Adverse
Effect.

         (bb) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the
Prospectus, the Company has not (i) issued or granted any securities (other than options issued pursuant to the 2004 Plan as described in the Prospectus), (ii)
incurred any liability or obligation, direct or contingent, other than non-material liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

         (cc) The Company (i) makes and keeps accurate books and records and
(ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C)
access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

         (dd) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws or other governing documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise variance, special exception or other governmental authorization or permit or municipal government approval necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) and (iii), for such defaults, violations or failures to obtain as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (ee) Neither the Company nor any of its subsidiaries, nor any director, officer, employee or other person acting on behalf of the Company or any of its subsidiaries nor, to the best of the Company's knowledge, any agent or other person associated with the Company, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of

any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (ff) Except as disclosed in the Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable environmental law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable environmental law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably likely to have, individually or in the aggregate with respect to all such violations and remedial actions, a Material
Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which is authorized pursuant to an applicable law or permit or which would not have or would not be reasonably likely to have, individually or in the aggregate with respect to all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms "HAZARDOUS WASTES", "TOXIC
WASTES", "HAZARDOUS SUBSTANCES" and "MEDICAL WASTES" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

         (gg) None of the Company or any of its subsidiaries is an "electric utility company," a "gas utility company," a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company" or an
"associate company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (hh) Neither the Company nor any of its subsidiaries is, or, after giving effect to the offering and sale of the Stock and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" as defined in the Investment Company Act of 1940, as amended together with the rules and regulations promulgated thereunder (the "INVESTMENT COMPANY
ACT").

         (ii) Except for this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering and sale of the Stock contemplated by this Agreement.

         (jj) Except as disclosed in the Prospectus, neither the Company nor any subsidiary has abandoned (or intends to abandon) any of its operating projects.

         (kk) The material mechanical, electrical and other operating systems on and in the Company's operating projects are in all material respects in good working order and repair

relative to their time in service (ordinary wear and tear excepted) and are adequate in all material respects for the operation of the projects by the
Company and its subsidiaries as described in the Prospectus.

         (ll) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any of its subsidiaries in connection with the condemnation or appropriation of any of its operating projects.

         (mm) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the
Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the preparation of the Registration
Statement, and in the future, during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) as of the date hereof are effective in all material respects to perform the functions for which they were established.

         (nn) The Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

         Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel to the Underwriters in connection with the transaction contemplated hereunder shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby

SECTION 2. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell [ ] shares of the Firm
Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.

         In addition, the Company grants to the Underwriters an option to purchase up to [ ] shares of Option Stock. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in
Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representative so that no
Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

         The price of both the Firm Stock and any Option Stock shall be $[ ] per share.

                                       10

         The Company shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

SECTION 3. Offering of Stock by the Underwriters. Upon authorization by the
Representative of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

SECTION 4. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York, 10036, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the
Representative and the Company. This date and time are sometimes referred to as the "FIRST DELIVERY DATE." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the
Representative for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representative shall request in writing not less than two full business days prior to the First
Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Representative in
New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

         The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representative. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representative, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a "SECOND DELIVERY DATE" and the First Delivery
Date and any Second Delivery Date are sometimes each referred to as a "DELIVERY
DATE".

         Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representative and the Company) at 10:00 A.M., New York City time, on such Second Delivery
Date. On such Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representative for the account of each Underwriter against payment to or upon the order of the
Company of the purchase price by wire transfer in immediately available funds.
Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further

                                       11

condition of the obligation of each Underwriter hereunder. Upon delivery, the
Option Stock shall be registered in such names and in such denominations as the
Representative shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option
Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Representative in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to such Second
Delivery Date.

SECTION 5. Further Agreements of the Company. The Company covenants and agrees:

         (a) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the
Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the
Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary
Prospectus or the Prospectus, of the suspension of the qualification of the
Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or
for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

         (b) To furnish promptly to each of the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

         (c) To deliver promptly to the Representative, without charge, such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits)
and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the
Stock relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the
Representative may from time to time reasonably request of an

                                       12

amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

         (d) To file promptly with the Commission any amendment to the
Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

         (e) Prior to filing with the Commission any amendment to the
Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing (which consent shall not be unreasonably withheld);

         (f) As soon as practicable and, in any event, no later than 15 months after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representative an earnings statement of the
Company and its subsidiaries (which need not be audited) complying with Section
11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

         (g) For a period of three years following the Effective Date, to furnish to the Representative copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange
Act or any rule or regulation of the Commission thereunder;

         (h) Promptly from time to time to take such action as the
Representative may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject;

         (i) For a period of 180 days from the date of the final Prospectus (the
"Lock-Up Period"), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and securities convertible into or exchangeable for Common Stock issued pursuant to the 2004
Plan), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock
(other than the grant of Common Stock or securities convertible into or exchangeable for Common Stock pursuant to the 2004 Plan), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of
Common Stock, whether

                                       13

any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of the Representative on behalf of the
Underwriters; and to cause each stockholder, optionholder, officer and director of the Company to furnish to the Representative, prior to the First Delivery
Date, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly,
(A) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common
Stock or securities convertible into or exchangeable for Common Stock or (B)
enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (A) or
(B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 180 days from the date of the
Prospectus, without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; provided however that, notwithstanding the foregoing, if
(1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs or
(2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 17-day period beginning on the last day of the Lock-Up Period, then the Lock-Up Period shall continue to apply until the expiration of the 17-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event;

         (j) To apply for listing of the Stock on the New York Stock Exchange,
Inc., and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date;

         (k) To apply the net proceeds from the sale of the Stock as set forth in the Prospectus;

         (l) To take such steps as shall be necessary to ensure that neither the
Company nor any subsidiary shall become an "investment company" as defined in the Investment Company Act;

         (m) To comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

SECTION 6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the
Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, any supplemental agreement among the Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the filing fees incident to securing the review by the National Association of
Securities Dealers, Inc. of the terms of sale of the Stock (including related reasonable fees and expenses of counsel to the Underwriters); (f) any applicable listing or other fees; (g) the fees and

                                       14

expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6, in Section 8 and in Section 11, the Underwriters
shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

SECTION 7. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each
Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

         (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the
Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the
Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

         (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration
Statement and the Prospectus, and all other legal matters relating to this
Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the
Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         (c) Chadbourne & Parke LLP shall have furnished to the Representative their written opinion, as special U.S. counsel to the Company, addressed to the
Underwriters and dated such Delivery Date, substantially in the form as set forth in Exhibit B, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (d) The Representative shall have received from White & Case LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery
Date, with respect to the issuance and sale of the Stock, the Registration
Statement, the Prospectus and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                                       15

         (e) The Representative shall have received from Hale Leen Peek
Dennison and Howard, special Nevada counsel for the Company, an opinion, dated such Delivery Date, substantially in the form as set forth in Exhibit C, and the
Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

         (f) The Representative shall have received from Chadbourne & Parke
LLP, special California counsel for the Company, an opinion, dated such Delivery
Date, substantially in the form as set forth in Exhibit C, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

         (g) The Representative shall have received from Carlsmith Ball LLP, special Hawaii counsel for the Company, an opinion, dated such Delivery Date, substantially in the form as set forth in Exhibit C, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

         (h) The Representative shall have received from Kaplan & Stratton, special Kenya counsel for the Company, an opinion, dated such Delivery Date, substantially in the form as set forth in Exhibit C, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

         (i) The Representative shall have received from Z.A.F. Consultores,
S.A., Servicios Legales Especializados, special Nicaragua counsel for the
Company, an opinion, dated such Delivery Date, substantially in the form as set forth in Exhibit C, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

         (j) The Representative shall have received from Rodriguez, Archila,
Castellanos, Solares Y Aguilar, S.C., special Guatemala counsel for the Company, an opinion, dated such Delivery Date, substantially in the form as set forth in
Exhibit C, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

         (k) The Representative shall have received from SyCip Salazar
Hernandez & Gatmaitan, special Philippines counsel for the Company, an opinion, dated such Delivery Date, substantially in the form as set forth in Exhibit C, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

         (l) The Representative shall have received from [ ], special Utah counsel for the Company, an opinion, dated such Delivery Date, substantially in the form as set forth in Exhibit C, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

         (m) The Representative shall have received from M. Seligman & Co., special Israel counsel for the Company, an opinion, dated such Delivery Date, substantially in the form as set forth in Exhibit C, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

                                       16

         (n) At the time of execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP a letter or letters, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under
Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the
Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

         (o) With respect to the letter or letters of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the "INITIAL LETTERS"), the
Company shall have furnished to the Representative a letter (the "BRING-DOWN
LETTER") of such accountants, addressed to the Underwriters and dated such
Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of
Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the
Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and
(iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

         (p) The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of either its Chairman of the Board, its
President or a Vice President and its chief financial officer stating that:

                  (i) The representations, warranties and agreements of the
Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a) and 7(q) have been fulfilled; and

                  (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, in their capacity as officers of the
Company and not individually, (A) as of the Effective Date, the Registration
Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they are made) not misleading, and (B)
since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus which has not been so set forth.

         (q) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus (A) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not

                                       17

covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (B) since such date, there shall not have been any change in the capital stock (other than shares of capital stock issued in connection with the
Recapitalization) or long-term debt of the Company or any of its subsidiaries or any change, or any development that is reasonably likely to have a Material
Adverse Effect otherwise than as set forth or contemplated in the Prospectus exclusive of any amendments or supplements as of the date hereof, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

         (r) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in
the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or any state authority, (iii) the
United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other calamity or crisis (other than any hostilities involving the United States and Iraq and Afghanistan existing on the date hereof) or (iv)
there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the
Prospectus.

         (s) The New York Stock Exchange, Inc. shall have approved the Stock for listing, subject only to official notice of issuance.

         (t) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the
Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of White & Case LLP, counsel for the
Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein (in the case of the Prospectus, excluding any amendments or supplements thereto, in light of the circumstances under which they were made) not misleading.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

                                       18

SECTION 8. Indemnification and Contribution.

         (a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any
Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof
(including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, any such director, officer, employee or controlling person may become subject, under the
Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any materials or information provided to investors by, or with the express approval of, the Company in connection with the marketing of the offering of the Stock, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (the "Marketing
Materials"), (ii) the omission or alleged omission to state in any Preliminary
Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading or
(iii) any act or failure to act or any alleged act or failure to act by any
Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in
any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e); and further provided that, with respect to the Preliminary
Prospectus, the Company shall not be liable to any Underwriter to the extent that (w) such loss, claim, damage, or liability of such Underwriter results from an untrue statement of a material fact or an omission of a material fact contained in the Preliminary Prospectus, which untrue statement or omission was completely corrected in the Prospectus dated the Effective Date (the "Final
Prospectus") and (x) the Company sustains the burden of proving that such
Underwriter sold shares of Stock to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to written confirmation of such sale, a copy of the Final Prospectus and (y) the Company had previously furnished sufficient quantities of the Final Prospectus to the
Underwriters within a reasonable amount of time prior to such sale or such confirmation, and (z) such Underwriter failed to deliver the Final

                                       19

Prospectus, if required by law to have so delivered it, and such delivery would have been a complete defense against the person asserting such loss, claim, liability, expense or damage. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

         (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers who have signed the Registration
Statement, each of its directors, and each person, if any, who controls the
Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any
Preliminary Prospectus, the Registration Statement or the Prospectus or in any
amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the
Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that
Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, or controlling person.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ counsel to represent jointly the Representative and those other Underwriters and their respective

                                       20

directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the
Representatives and those Underwriters, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the
Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action)
unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the
Stock purchased under this Agreement (before deducting expenses) received by the
Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an

                                       21

indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation
(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

         (e) The Underwriters severally confirm and the Company acknowledges that (i) the statement with respect to the timing of the delivery of the Stock by the Underwriters set forth on the cover page of the Prospectus, (ii) the concession discussion in the first two paragraphs under the caption "Commission and Expenses" in the Underwriting section of the Prospectus, (iii) the factors the Representative will consider in pricing as set forth under the caption
"Offering Price Determination" in the Underwriting section of the Prospectus and
(iv) the bullet list of transactions appearing under the heading "Stabilization,
Short Positions and Penalty Bids" in the Underwriting section of the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

SECTION 9. Defaulting Underwriters.

         If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto;
provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery
Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the shares which the defaulting Underwriter or
Underwriters agreed but failed to purchase on such Delivery Date, this Agreement
(or, with respect to the Second Delivery Date, the obligation of the
Underwriters to purchase, and of the

                                       22

Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in
Sections 6 and 11. As used in this Agreement, the term "UNDERWRITER" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases
Stock which a defaulting Underwriter agreed but failed to purchase.

         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other
Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the
Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

SECTION 10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(q) or 7(r), shall have occurred or if the
Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

SECTION 11. Reimbursement of Underwriters' Expenses. If the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters'
obligations hereunder required to be fulfilled by the Company is not fulfilled
(unless such non-fulfillment is due to any action or inaction by an Underwriter of its obligations hereunder), the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this
Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more
Underwriters, the Company shall not be obligated to reimburse any defaulting
Underwriter on account of those expenses.

SECTION 12. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York,
N.Y. 10019, Attention: Syndicate Registration Department, Fax (212) 526-0943,
with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park
Avenue, 15th Floor, New York, NY 10022;

         (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the
Registration Statement, Attention: Chief Executive Officer at 980 Greg Street,
Sparks, Nevada 89431 (Fax: 011-972-8-943-9901) with a copy to Chadbourne & Parke
LLP, 30 Rockefeller Plaza, New York, NY 10112 Attention:

                                       23

Noam Ayali, Esq. and Philip L. Colbran, Esq. (Fax: (212) 541-5369); provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the
Underwriters by Lehman Brothers Inc. on behalf of the Representative.

SECTION 13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this
Agreement shall also be deemed to be for the benefit of the directors, officers and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreements of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 15. Definition of the Terms "BUSINESS DAY" and "SUBSIDIARY". For
purposes of this Agreement, (a) "BUSINESS DAY" means each Monday, Tuesday,
Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "SUBSIDIARY" has the meaning set forth in Rule 405 of the Rules and Regulations.

SECTION 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York applicable to agreements made and performed in the State of New York without regard to conflicts of laws provisions.

SECTION 17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                                       24

         If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                                     Very truly yours,

                                                     ORMAT TECHNOLOGIES, INC.

                                                     By
                                                       -------------------------
                                                       Name:
                                                            --------------------
                                                       Title:
                                                             -------------------

Accepted:

LEHMAN BROTHERS INC.

For themselves and as Representative
of the several Underwriters named
in Schedule 1 hereto

By LEHMAN BROTHERS INC.

By
  -----------------------
Authorized Representative

                                       25

                                   SCHEDULE 1

Underwriter                        Number of Firm Shares to be Purchased
-----------                        -------------------------------------

Lehman Brothers Inc.

Deutsche Bank Securities, Inc.

RBC Capital Markets Corporation

Wells Fargo Securities, LLC

                                   SCHEDULE 2

                 LIST OF SIGNIFICANT SUBSIDIARIES OF THE COMPANY

--------------------------------------------------------------------------------
                                             STATE/JURISDICTION OF INCORPORATION
    NAME OF SIGNIFICANT SUBSIDIARY                     OR ORGANIZATION
--------------------------------------------------------------------------------
          Ormat Systems Ltd.                                Israel

       Ormat International, Inc.                           Delaware

          Ormat Nevada, Inc.                               Delaware

          Ormat Funding Corp.                              Delaware

        OrCal Geothermal, Inc.                             Delaware

            OrHeber 1, Inc.                                Delaware

              ORMESA LLC                                   Delaware

          Ormat Holding Corp.                           Cayman Islands

          Heber Field Company                             California

Second Imperial Geothermal Company L.P.                   California

       Heber Geothermal Company                           California

            OrPower 4, Inc.                             Cayman Islands

     Ormat Momtombo Power Company                       Cayman Islands

            Orleyte Company                             Cayman Islands

         Ormat-Leyte Co. Ltd.                            Philippines

            OrMammoth Inc.                                 Delaware

                                    Exhibit A

                            LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.
As Representative of the several
Underwriters named in Schedule 1
to the Underwriting Agreement,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, NY 10019

Ladies and Gentlemen:

         The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") providing for the purchase by you and such other firms (the "UNDERWRITERS") of shares (the
"SHARES") of Common Stock, par value $0.001 per share (the "COMMON SHARES"), of
Ormat Technologies, Inc., a Delaware corporation (the "COMPANY"), and that the
Underwriters propose to reoffer the Shares to the public (the "OFFERING").

         In consideration of the execution of the Underwriting Agreement by the
Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman
Brothers Inc. on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any
Common Shares (including, without limitation, Common Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Shares that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Shares (other than the Shares) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, for a period of 180 days after the date of the final Prospectus relating to the
Offering (the "LOCK-UP PERIOD"). Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 17-day period beginning on the last day of the
Lock-Up Period, then the Lock-Up Period shall continue to apply until the expiration of the 17-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

         The immediately foregoing paragraph shall not apply to (i) bona fide gifts, sales or other dispositions of shares of any class of the Company's capital stock, in each case, that are made exclusively between and among the undersigned and members of the undersigned's family for estate planning purposes
(including family trusts, family corporations, family limited liability companies or family partnerships), or affiliates (as defined in Rule 144(a)(i)
of the Securities Act of 1933, as amended) of the undersigned (including, but not limited to, its subsidiaries (if a corporation), its partners (if a partnership) or members (if a limited liability company)) or (ii) a bona fide pledge of the shares of any class of the Company's capital stock, made in the ordinary course of business, for the sole purpose of obtaining financing for the undersigned, in the ordinary course of its business; provided, that it shall be a condition to any such transfer or pledge (or the foreclosure on any pledge of shares of the Company's capital stock) that (i) the transferee/donee or pledgee agrees to be bound by the terms of this Lock-Up Letter Agreement to the same extent as if the transferee or pledgee were a party hereto (including, without limitation, with respect to any of the restrictions on the sale, transfer or other disposition of such capital stock received as a result of a foreclosure of any pledge of shares of such capital stock), (ii) no filing by any party (donor, donee, transferor, transferee or pledgee (upon creation of such pledge of shares or foreclosure of such pledge of shares) under the Securities Exchange Act of
1934, as amended, shall be required or shall be voluntarily made in connection with such transfer, distribution or pledge (or the foreclosure of such pledge of shares) (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period), (iii) each party
(donor, donee, transferor, transferee or pledgee) shall not be required by law
(including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934) to make, and shall agree to not voluntarily make, any public announcement of the transfer, disposition or pledge (or the foreclosure of such pledge of shares) and (iv) the undersigned notifies Lehman Brothers' Equity Capital Markets at least two business days prior to the proposed transfer, disposition or pledge (or foreclosure on such pledge of shares).

         In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

         It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective on or before December 31, 2004, or if the Underwriting
Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from its obligations under this Lock-Up Letter
Agreement.

         The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

         Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.

         Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                                    Very truly yours,

                                                    [                          ]
                                                     --------------------------

                                                    By:
                                                       -------------------------
                                                       Name:
                                                       Title:

Dated:

                                    Exhibit B

        [Form of Opinion and Disclosure Letter of Chadbourne & Parke LLP]

                  (i) The Company and each of the subsidiaries listed on
Schedule A hereto (the "OPINION SUBSIDIARIES") have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged;

                  (ii) The Company has an authorized capitalization as set forth in the Prospectus. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus. All of the
Company's options, warrants and other rights to purchase or exchange any securities for shares of the Company's capital stock have been duly and validly authorized and issued, and conform to the description thereof contained in the
Prospectus. All of the issued shares of capital stock of each Opinion Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                  (iii) The shares of the Stock being delivered on such Delivery
Date to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor will be duly and validly issued, fully paid and non-assessable;

                  (iv) Except as described in the Prospectus, there are no
preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the
Company's certificate of incorporation or by-laws, each as amended to date, or any agreement or other instrument known to such counsel;

                  (v) To the best of our knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could have a
Material Adverse Effect (as defined in the Underwriting Agreement); and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (vi) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the
Prospectus was filed with the Commission pursuant to the subparagraph of Rule
424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the
Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                  (vii) The Registration Statement and the Prospectus and any
further amendments or supplements thereto made by the Company prior to such
Delivery Date (except

for the financial statements and related schedules therein, as to which such counsel need express no belief) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

                  (viii) The statements contained in the Prospectus under the captions "Business", "Description of Capital Stock", "Shares Eligible for Future
Sale" and "United States Federal Income Tax Consequences to Non-U.S. Holders",
insofar as they describe U.S. federal statutes, rules and regulations, constitute a fair summary thereof and the opinion of such counsel filed as
Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them;

                  (ix) To the best of our knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and
Regulations which have not been described or filed as exhibits to the
Registration Statement;

                  (x) the Underwriting Agreement has been duly authorized,
executed and delivered by the Company;

                  (xi) The issue and sale of the shares of Stock being delivered on such Delivery Date by the Company pursuant to the Underwriting Agreement and the execution, delivery and performance by the Company of its obligations under the Underwriting Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument listed on Schedule B hereto, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Company, each as amended to date, or the organizational documents of the
Opinion Subsidiaries or any statute or any order, rule or regulation known to us of any New York or federal court or governmental authority having jurisdiction over the Company or the Opinion Subsidiaries or any of their properties or assets; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, applicable state securities laws (as to which we express no opinion) and the New York Stock Exchange, Inc., if any, in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such New York or federal governmental authority is required for the execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made;

                  (xii) Except as described in the Prospectus, to the best of our knowledge, there are no contracts, agreements or understandings between the
Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the
Company to include such securities in the securities registered pursuant to the
Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

                  (xiii) Neither the Company nor any Opinion Subsidiary is an
"investment company" as defined in the Investment Company Act; and

                  (xiv) None of the Company or any of its Opinion Subsidiaries
is a "holding company", or a "subsidiary company" of a "holding company" or an
"affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (xv) Each of the domestic projects other than the Puna project is a "qualifying small power production facility" within the meaning of Section
3(17)(C) of the Federal Power Act, as amended ("FPA"), and a "qualifying facility" within the meaning of 18 C.F.R. ss. 292.101(b)(1). None of the domestic projects other than the Puna project will, solely as a result of the execution and delivery of the [Underwriting Agreement, the filing of the
Registration Statement and the Prospectus with the Securities and Exchange
Commission] and the consummation of the transactions contemplated thereby, cease to be a "qualifying small power production facility" within the meaning of
Section 3(17)(C) of the FPA and a "qualifying facility" within the meaning of 18
C.F.R. ss. 292.101(b)(1). The domestic projects, Company and domestic projects, other than the Puna project and Puna Geothermal Venture, qualify for all of the exemptions from the FPA, the Public Utility Holding Company Act of
1935, as amended ("PUHCA") and certain state laws and regulations provided under
18 C.F.R ss.ss. 292.601 and 292.602.

                  (xvi) The execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated thereby do not require any filing with, or consent, authorization, or approval by the Federal Energy
Regulatory Commission under the FPA or the Public Utility Regulatory Policies
Act of 1978, as amended ("PURPA"), or the Securities and Exchange Commission under PUHCA.

                  (xvii) The Puna project is an "eligible facility" owned by an
"exempt wholesale generator," as such terms are defined in Section 32(a) of
PUHCA. The Puna project will not, solely as a result of the execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated thereby, cease to be an "eligible facility" owned by an "exempt wholesale generator," as such terms are defined under PUHCA.

                  (xviii) The Company and the project subsidiaries are not
subject to and will not, solely as a result of the execution and delivery of the
Underwriting Agreement and the consummation of the transactions contemplated thereby, be subject to regulation (i) as an "electric utility company," a "gas utility company," a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company," or an "associate company," as such terms are defined under PUHCA or (ii) as a matter of federal law, under the law of any state respecting the rates or the financial or organizational regulation of electric utilities.

         In rendering this opinion, counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State
of Delaware.

         Such counsel shall also deliver an opinion or letter to the effect that
(x) such counsel has acted as special U.S. counsel to the Company in connection with the preparation of the Registration Statement and (y) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that the Registration Statement (except for the financial statements and related schedules therein, as to which such counsel need express no belief) as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus
(except as stated above) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as set forth in clause (viii) above).

                                                         Schedule A to Exhibit B

                          List of Opinion Subsidiaries

--------------------------------------------------------------------------------
                   ENTITY                                   JURISDICTION
--------------------------------------------------------------------------------
OrCal Geothermal Inc.                                         Delaware

Orda IV, Inc.                                                 Delaware

Orda V, Inc.                                                  Delaware

Orda 7, Inc.                                                  Delaware

Orda 8, Inc.                                                  Delaware

OrHerber 1, Inc.                                              Delaware

OrHerber 2, Inc.                                              Delaware

OrHerber 3, Inc.                                              Delaware

OrMammoth Inc.                                                Delaware

Ormat Funding Corp.                                           Delaware

Ormat Inc.                                                    Delaware

Ormat International, Inc.                                     Delaware

Ormat Nevada Inc.                                             Delaware

Ormat Pacific, Inc.                                           Delaware

Ormat Power Inc.                                              Delaware

Ormat Technologies, Inc.                                      Delaware

Ormesa Inc.                                                   Delaware

Ormesa LLC                                                    Delaware

ORNI 1 LLC                                                    Delaware

ORNI 2 LLC                                                    Delaware

ORNI 3 LLC                                                    Delaware

ORNI 7 LLC                                                    Delaware

ORNI 9 LLC                                                    Delaware

ORNI 10 LLC                                                   Delaware

ORNI 11 LLC                                                   Delaware

ORNI 12 LLC                                                   Delaware

Steamboat Geothermal LLC                                      Delaware

Steamboat Hills                                               Delaware

Western State Geothermal Company                              Delaware

                                                         Schedule B to Exhibit B

                           List of Certain Agreements(1)
                           --------------------------

Indenture, dated February 13, 2004 among Ormat Funding Corp., Brady Power
Partners, Steamboat Development Corp., Steamboat Geothermal LLC, OrMammoth Inc.,
ORNI LLC, ORNI 2 LLC, ORNI 7 LLC, Ormesa LLC and Union Bank of California

Fist Supplement to Indenture, dated May 14, 2004 among Ormat Funding Corp.,
Brady Power Partners, Steamboat Development Corp., Steamboat Geothermal LLC,
OrMammoth Inc., ORNI LLC, ORNI 2 LLC, ORNI 7 LLC, Ormesa LLC and Union Bank of
California

Foreign Currency Loan Agreement, dated June 1, 2004, between Ormat Technologies,
Inc. and United Mizrahi Bank LTD.

Amended and Restated Bridge Loan Agreement, dated October 2, 2003, by and between Ormat Nevada, Inc. and Bank Leumi USA

Credit Agreement, dated as of December 31, 2002, among ORMESA LLC, United
Capital, a division of Hudson United Bank and the Lenders party to such agreement from time to time

Credit Agreement, dated as of December 18, 2003, among OrCal Geothermal Inc. and
Beal Bank, S.S.B. and the financial institutions party thereto from time to time

Loan Agreement, dated October 1, 2003, by and between Ormat Technologies, Inc.
and Ormat Industries Ltd.

Amendment No.1 to Loan Agreement, dated September 20, 2004, by and between Ormat
Technologies, Inc. and Ormat Industries Ltd.

Capital Note, dated December 22, 2003, by and between Ormat Technologies, Inc.
and Ormat Industries Ltd.

Amendment No. 1 to Capital Note, dated September 20, 2004, by and between Ormat
Technologies, Inc. and Ormat Industries Ltd.

Guarantee Fee Agreement, dated January 1, 1999, by and between Ormat
Technologies, Inc. and Ormat Industries Ltd.

Reimbursement Agreement, dated July 15, 2004, by and between Ormat Technologies,
Inc. and Ormat Industries Ltd.

----------------
(1)  [Depending on the governing law of the agreement, some of these agreements may be covered in local counsel opinions]

                                      B-1

Loan Agreement, dated July 25, 2000, by and between Israel Discount Bank of New
York and Ormat International, Inc.

Power Purchase Contract, dated July 18, 1984, between Southern California Edison
Company and Republic Geothermal, Inc.

Amendment No.1, to the Power Purchase Contract, dated December 23, 1988, between
Southern California Edison Company and Ormesa Geothermal

Power Purchase and Sales Agreement, dated as of August 26, 1983, between Chevron
U.S.A. Inc. and Southern California Edison Company

Amendment No. 1, to Power Purchase and Sale Agreement, dated as of December 11,
1984, between Chevron U.S.A. Inc., HGC and Southern California Edison Company

Settlement Agreement and Amendment No. 2, to Power Purchase Contract, dated
August 7, 1995, between HGC and Southern California Edison Company

Power Purchase Contract dated, April 16, 1985, between Southern California
Edison Company and Second Imperial Geothermal Company

Amendment No. 1, dated as of October 23, 1987, between Southern California
Edison Company and Second Imperial Geothermal Company

Amendment No. 2, dated as of July 27, 1990, between Southern California Edison
Company and Second Imperial Geothermal Company

Amendment No. 3, dated as of November 24, 1992, between Southern California
Edison Company and Second Imperial Geothermal Company

Amended and Restated Power Purchase and Sales Agreement, dated December 2, 1986, between Mammoth Pacific and Southern California Edison Company

Amendment No. 1, to Amended and Restated Power Purchase and Sale Agreement,
dated May 18, 1990, between Mammoth Pacific and Southern California Edison
Company

Power Purchase Contract, dated April 15, 1985, between Mammoth Pacific and
Southern California Edison Company

Amendment No. 1, dated as of October 27, 1989, between Mammoth Pacific and
Southern California Edison Company

                                      B-2

Amendment No. 2, dated as of December 20, 1989, between Mammoth Pacific and
Southern California Edison Company

Power Purchase Contract, dated April 16, 1985, between Southern California
Edison Company and Santa Fe Geothermal, Inc.

Amendment No. 1, to Power Purchase Contract, dated October 25, 1985, between
Southern California Edison Company and Mammoth Pacific

Amendment No. 2, to Power Purchase Contract, dated December 20, 1989, between
Southern California Edison Company and Pacific Lighting Energy Systems

Interconnection Facilities Agreement, dated October 20, 1989, by and between
Southern California Edison Company and Mammoth Pacific

Interconnection Facilities Agreement, dated October 13, 1985, by and between
Southern California Edison Company and Mammoth Pacific (II)

Interconnection Facilities Agreement, dated October 20, 1989, by and between
Southern California Edison Company and Pacific Lighting Energy Systems

Interconnection Agreement, dated August 12, 1985, by and between Southern
California Edison Company and Heber Geothermal Company

Plant Connection Agreement for the Heber Geothermal Plant No.1, dated, July 31,
1985, by and between Imperial Irrigation District and Heber Geothermal Company

Plant Connection Agreement for the Second Imperial Geothermal Company Power
Plant No.1, dated, October 27, 1992, by and between Imperial Irrigation District and Second Imperial Geothermal Company

IID-SIGC Transmission Service Agreement for Alternative Resources, dated,
October 27, 1992, by and between Imperial Irrigation District and Second
Imperial Geothermal Company

Plant Connection Agreement for the Ormesa Geothermal Plant, dated October 1,
1985, by and between Imperial Irrigation District and Ormesa Geothermal

Plant Connection Agreement for the Ormesa IE Geothermal Plant, dated, October
21, 1988, by and between Imperial Irrigation District and Ormesa IE

                                      B-3

Plant Connection Agreement for the Ormesa IH Geothermal Plant, dated, October 3,
1989, by and between Imperial Irrigation District and Ormesa IH

Plant Connection Agreement for the Geo East Mesa Limited Partnership Unit No.2,
dated, March 21, 1989, by and between Imperial Irrigation District and Geo East
Mesa Limited Partnership

Plant Connection Agreement for the Geo East Mesa Limited Partnership Unit No.3,
dated, March 21, 1989, by and between Imperial Irrigation District and Geo East
Mesa Limited Partnership

Transmission Service Agreement for the Ormesa I, Ormesa IE and Ormesa IH
Geothermal Power Plants, dated, October 3, 1989, between Imperial Irrigation
District and Ormesa Geothermal

Transmission Service Agreement for the Geo East Mesa Limited Partnership Unit
No.2, dated, March 21, 1989, by and between Imperial Irrigation District and Geo
East Mesa Limited Partnership

Transmission Service Agreement for the Geo East Mesa Limited Partnership Unit
No.3, dated, March 21, 1989, by and between Imperial Irrigation District and Geo
East Mesa Limited Partnership

IID-Edison Transmission Service Agreement for Alternative Resources, dated,
September 26, 1985, by and between Imperial Irrigation District and Southern
California Edison Company

Plant Amendment No.1, to IID-Edison Transmission Service Agreement for
Alternative Resources, dated, August 25, 1987, by and between Imperial
Irrigation District and Southern California Edison Company

Credit Facility Agreement, dated September 5, 2000, between Ormat Momotombo
Power Company and Bank Hapoalim B.M.

Credit Agreement, dated May 13, 1996, between Ormat-Leyte and Export-Import Bank of the United States

Purchase and Sale Agreement, dated April 22, 2004, by and among Constellation
Power, Inc. and Cosi Puna, Inc. and ORNI 8 LLC and Ormat Nevada, Inc.

                                      B-4

Power Purchase Contract, dated June 13, 1984, between Southern California Edison
Company and Ormat Systems, Inc.

Agreement Addressing Renewable Energy Pricing and Payment Issues, dated June 15,
2001, by and between Second Imperial Geothermal Company QFID No. 3021 and
Southern California Edison Company

Amendment No. 1 to Agreement Addressing Renewable Energy Pricing and Payment
Issues, dated November 30, 2001, by and between Second Imperial Geothermal
Company QFID No. 3021 and Southern California Edison Company

Agreement Addressing Renewable Energy Pricing and Payment Issues, dated June 15,
2001, by and between Heber Geothermal Company QFID No. 3001 and Southern
California Edison Company

Amendment No. 1 to Agreement Addressing Renewable Energy Pricing and Payment
Issues, dated November 30, 2001, by and between Heber Geothermal Company QFID
No. 3001 and Southern California Edison Company

Energy Services Agreement, dated February 2003, by and between Imperial
Irrigation District and ORMESA, LLC

Purchase Power Contract, dated March 24, 1986, by and between Hawaii Electric
Light Company and Thermal Power Company

Firm Capacity Amendment to Purchase Power Contract, dated July 28, 1989, by and between Hawaii Electric Light Company and Puna Geothermal Venture

Amendment to Purchase Power Contract, dated October 19, 1993, by and between
Hawaii Electric Light Company and Puna Geothermal Venture

Third Amendment to the Purchase Power Contract, dated March 7, 1995, by and between Hawaii Electric Light Company and Puna Geothermal Venture

Performance Agreement and Fourth Amendment to the Purchase Power Contract, dated
February 12, 1996, by and between Hawaii Electric Light Company and Puna
Geothermal Venture

Agreement to Design 69 KV Transmission Lines, a Substation at Pohoiki,
Modifications to Substations at Puna and Kaumana, and a Temporary 34.5 Facility
to Interconnect PGV's Geothermal Electric Plant with HELCO's System Grid (Phase
II and III), dated June 7, 1990, by and between Hawaii Electric Light Company and Puna Geothermal Venture

                                      B-5

Ormesa BLM Geothermal Resources Lease CA 966

Ormesa BLM License for Electric Power Plant Site CA 24678

Geothermal Resources Mining Lease, dated February 20, 1981, by and between the
State of Hawaii, as Lessor, and Kapoho Land Partnership, as Lessee

Geothermal Lease Agreement, dated October 20, 1975, by and between Ruth Walker
Cox and Betty M. Smith, as Lessor, and Gulf Oil Corporation, as Lessee

Geothermal Lease Agreement, dated August 1, 1976, by and between Southern
Pacific Land Company, as Lessor, and Phillips Petroleum Company, as Lessee

Geothermal Resources Lease, dated November 18, 1983, by and between Sierra
Pacific Power Company, as Lessor, and Geothermal Development Associates, as
Lessee

Lease Agreement, dated November 1, 1969, by and between Chrisman B. Jackson and
Sharon Jackson, husband and wife, as Lessor, and Standard Oil Company of
California, as Lessee

Lease Agreement, dated September 22, 1976, by and between El Toro Land & Cattle
Co., as Lessor, and Standard Oil Company of California, as Lessee

Lease Agreement, dated February 17, 1977, by and between Joseph L. Holtz, as
Lessor, and Chevron U.S.A. Inc., as Lessee

Lease Agreement, dated March 11, 1964, by and between John D. Jackson and
Frances Jones Jackson, also known as Frances J. Jackson, husband and wife, as
Lessor, and Standard Oil Company of California, as Lessee

Lease Agreement, dated February 16, 1964, by and between John D. Jackson, conservator for the estate of Aphia Jackson Wallan, as Lessor, and Standard Oil
Company of California, as Lessee

Lease Agreement, dated March 17, 1964, by and between Helen S. Fugate, a widow, as Lessor, and Standard Oil Company of California, as Lessee

                                      B-6

Lease Agreement, dated February 16, 1964, by and between John D. Jackson and
Frances J. Jackson, husband and wife, as Lessor, and Standard Oil Company of
California, as Lessee

Lease Agreement, dated February 20, 1964, by and between John A. Straub and
Edith D. Straub, also known as John A. Straub and Edythe D. Straub, husband and wife, as Lessor, and Standard Oil Company of California, as Lessee

Lease Agreement, dated July 1, 1971, by and between Marie L. Gisler and Harry R.
Gisler, as Lessor, and Standard Oil Company of California, as Lessee

Lease Agreement, dated February 28, 1964, by and between Gus Kurupas and
Guadalupe Kurupas, husband and wife, as Lessor, and Standard Oil Company of
California, as Lessee

Lease Agreement, dated April 7, 1972, by and between Nowlin Partnership, as
Lessor, and Standard Oil Company of California, as Lessee

Geothermal Lease Agreement, dated July 18, 1979, by and between Charles K.
Corfman, an unmarried man as his sole and separate property, and Lessor, and
Union Oil Company of California, as Lessee

Lease Agreement, dated January 1, 1972, by and between Holly Oberly Thomson, also known as Holly F. Oberly Thomson, also known as Holly Felicia Thomson, as
Lessor, and Union Oil Company of California, as Lessee

Lease Agreement, dated June 14, 1971, by and between Fitzhugh Lee Brewer, Jr., a married man as his separate property, Donna Hawk, a married woman as her separate property, and Ted Draper and Helen Draper, husband and wife, as Lessor, and Union Oil Company of California, as Lessee

Lease Agreement, dated May 13, 1971, by and between Mathew J. La Brucherie and
Jane E. La Brucherie, husband and wife, and Robert T. O'Dell and Phyllis M.
O'Dell, husband and wife, as Lessor, and Union Oil Company of California, as
Lessee

Lease Agreement, dated June 2, 1971, by and between Dorothy Gisler, a widow,
Joan C. Hill, and Jean C. Browning, as Lessor, and Union Oil Company of
California, as Lessee

Geothermal Lease Agreement, dated February 15, 1977, by and between Walter J.
Holtz, as Lessor, and Magma Energy Inc., as Lessee

                                      B-7

Geothermal Lease, dated August 31, 1983, by and between Magma Energy Inc., as
Lessor, and Holt Geothermal Company, as Lessee

Unprotected Lease Agreement, dated July 15, 2004, by and between Ormat
Industries Ltd. and Ormat Systems Ltd.

Geothermal Resources Lease, dated June 27, 1988, by and between Bernice Guisti,
Judith Harvey and Karen Thompson, Trustees and Beneficiaries of the Guisti
Trust, as Lessor, and Far West Capital, Inc., as Lessee

Amendment to Geothermal Resources Lease, dated January, 1992, by and between
Bernice Guisti, Judith Harvey and Karen Thompson, Trustees and Beneficiaries of
the Guisti Trust, as Lessor, and Far West Capital, Inc., as Lessee

Second Amendment to Geothermal Resources Lease, dated June 25, 1993, by and between Bernice Guisti, Judith Harvey and Karen Thompson, Trustees and
Beneficiaries of the Guisti Trust, as Lessor, and Far West Capital, Inc. and its
Assignee, Steamboat Development Corp., as Lessee

Geothermal Resources Sublease, dated May 31, 1991, by and between Fleetwood
Corporation, as Lessor, and Far West Capital, Inc., as Lessee

KLP Lease and Agreement, dated March 1, 1981, by and between Kapoho Land
Partnership, as Lessor, and Thermal Power Company, as Lessee

Amendment to KLP Lease and Agreement, dated July 9, 1990, by and between Kapoho
Land Partnership, as Lessor, and Puna Geothermal Venture, as Lessee

Second Amendment to KLP Lease and Agreement, dated December 31, 1996, by and between Kapoho Land Partnership, as Lessor, and Puna Geothermal Venture, as
Lessee

                                      B-8

                                    Exhibit C

                     [Form of Special Counsel Opinions](1)

         1. As of the date of this Opinion and under the current plan for operation of the
[California/Nevada/Hawaii/Philippines/Nicaragua/Kenya/Guatemala] Facilities,
there are no material Permits (as defined below) required under the Covered Laws
(as defined below) that are necessary to be obtained by the [relevant Project
Companies] in connection with the construction, testing, interconnection, ownership, use, operation and maintenance of, the transmission of electricity for, and the generation and sale of electricity related to the
[California/Nevada/Hawaii/Philippines/Nicaragua/Kenya/Guatemala] Facilities,
other than the Permits described in Permit Schedule A (attached hereto as
Schedule A). Except as qualified or limited expressly herein or as noted on
Permit Schedule A, each Permit identified on Permit Schedule A has been duly obtained by, or assigned to, the [relevant Project Companies], as applicable, is in full force and effect in solely the name of the owner or operator of the
[California/Nevada/Hawaii/Philippines/Nicaragua/Kenya/Guatemala] Facility, is
final and is not subject to any appeals or further proceedings or to any unsatisfied condition that may allow material modification, suspension or revocation, and all applicable administrative and judicial appeals periods have expired.

         2. The execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated thereby will not (i) require any material Permits under the Covered Laws and (ii) violate any provision of the
Covered Laws or any rule or order issued by any state or local governmental regulatory agency in
California/Nevada/Hawaii/Philippines/Nicaragua/Kenya/Guatemala] that has jurisdiction to regulate the
[California/Nevada/Hawaii/Philippines/Nicaragua/Kenya/Guatemala] Facilities and
the [relevant Project Companies].

         3. The Company and the Project Companies will not become subject to regulation under the Covered Laws as a result of the consummation of the transactions contemplated by the Underwriting Agreement beyond such regulation under the Covered Laws to which the Company and Project Companies were subject prior to the consummation of the transactions contemplated by the Underwriting
Agreement.

         4. The Power Purchase Agreements, Interconnection Agreements,
Transmission Service Agreements and Concession Agreements related to the
Facilities and the Power Purchase Agreements related to the Desert Peak 2
Project, the Desert Peak 3 Project, the Galena Project and the Amatitlan Project
are valid and binding obligations of the Project Companies enforceable against the Project Companies in accordance with their respective terms. All necessary
Permits related to the Power Purchase Agreements, Interconnection Agreements and
Transmission

----------------------
1    Opinion paragraphs 1-4 will not be provided by Utah and Israel special counsel, and opinion paragraph 5 will be provided by California, Nevada,
     Utah and Israel special counsel only.

Service Agreements for the Facilities and the Power Purchase Agreements for the
Desert Peak 2 Project, Desert Peak 3 Project and the Galena Project are final and are not subject to any appeals or further proceedings or to any unsatisfied condition that may allow material modification, suspension or revocation, and all applicable administrative and judicial appeals periods have expired;

         5. [California/Utah/Nevada/Israel subsidiaries of the Company] have been duly incorporated and are validly existing as corporations in good standing under the laws of [California/Utah/Nevada/Israel], are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged.]